May 16, 2017

Nuveen Municipal Income Fund, Inc.

333 West Wacker Drive

Chicago, Illinois 60606

Re:	Nuveen Municipal Income Fund, Inc.

Ladies and Gentlemen:

We have acted as counsel to Nuveen Municipal Income Fund, Inc. (the “Fund”), a Minnesota corporation, in connection with Pre-Effective Amendment No. 1 to the Fund’s Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 16, 2017 (the “Registration Statement”), with respect to the registration of 800,000 shares of common stock, with $0.01 par value per share (the “Shares”) of the Fund. You have requested that we deliver this opinion to you in connection with the Fund’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	a certificate of the Secretary of State of the State of Minnesota dated as of a recent date, as to the existence and good standing of the Fund;

(b)	a certificate executed by Gifford R. Zimmerman, Vice President and Secretary of the Fund, certifying as to, and attaching copies of the Fund’s Articles of Incorporation dated February 25, 1998 (the “Articles”), By-Laws as amended and restated as of February 20, 2006 (the “By-Laws”), and the resolutions adopted by the Board of Directors of the Fund authorizing the issuance of the Shares (the “Resolutions”);

(c)	an opinion of counsel executed by Dorsey & Whitney LLP, special Minnesota counsel to the Fund, dated May 16, 2017; and

(d)	a printer’s proof of the Registration Statement.

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001

Nuveen Municipal Income Fund, Inc.

May 16, 2017

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the printer’s proof referred to in paragraph (d) above. We have also assumed that the Articles, the By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the laws of the State of Minnesota and we express no opinion with respect to the laws of any other jurisdiction. As to all matters governed by the laws of the State of Minnesota, we are relying, with your consent, solely upon the opinion of Dorsey & Whitney LLP dated May 16, 2017 which is also being filed as an exhibit to the Registration Statement, and our opinion is subject to the qualifications and assumptions in that opinion. Further, we express no opinion as to the securities laws of the State of Minnesota.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Resolutions and Registration Statement, as described under the captions Plan of Distribution – Distribution Through At-the-Market Transactions, will be validly issued, fully paid and nonassessable by the Fund.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP